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Exhibit 23.2

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements pertaining to the Natrol, Inc. 1998 Employee Stock Purchase Plan (Form S-8 No. 333-62549) and the Natrol, Inc. Amended and Restated 1996 Stock Option and Grant Plan (Form S-8 No. 333-67229) of our report dated March 1, 2002, with respect to the consolidated financial statements of Natrol, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

April 14, 2004
Woodland Hills, California

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Consent of Ernst & Young LLP, Independent Auditors